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Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        Each of the undersigned officers of Pier 1 Imports, Inc., hereby certifies that:

  1.
  The annual report of Pier 1 Imports, Inc. for the period ended February 28, 2009 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date: April 28, 2009	By:	/s/ ALEXANDER W. SMITH Alexander W. Smith, President and Chief Executive Officer
Date: April 28, 2009	By:	/s/ CHARLES H. TURNER Charles H. Turner, Executive Vice President and Chief Financial Officer

A signed original of this written statement has been provided to Pier 1 Imports, Inc. and will be retained by Pier 1 Imports, Inc. and furnished to the Securities and Exchange Commission, or its staff, upon request.

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  Exhibit 32.1